EXHIBITS

Exhibit No. 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our report dated August 16, 2001, included in this Form 11-K, into the Plan's previously filed Registration Statement File No. 33-80657.



/s/ Arthur Andersen LLP

Jacksonville, Florida
September 20, 2001